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                                                                    Exhibit 99.3

                               SECOND AMENDMENT TO
                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN
                                2001 RESTATEMENT

         WHEREAS, The Prudential Employee Savings Plan (the "Plan") was last restated effective as of January 1, 2001 and has been amended thereafter;

         WHEREAS, pursuant to Section 17.01(a)(2) of the Plan, the Compensation Committee of the Board of Directors (the "Compensation Committee") of The Prudential Insurance Company of America ("Prudential") has authority to amend the Plan;

         WHEREAS, on November 13, 2001, the Compensation Committee authorized the Executive Vice President of Human Resources, or his or her delegate (the "EVP"), to amend the Plan to implement changes related to the establishment of a company stock fund in connection with the proposed demutualization of Prudential (the "Delegation"); and

         WHEREAS, the EVP has determined that the following amendment is within the scope of authority granted to the EVP pursuant to such Delegation.

         NOW, THEREFORE, the Plan is hereby amended, effective as of the later of the date of Prudential Financial, Inc.'s initial public offering or January 1, 2002, as follows:

1.       Section 2.15A is added, to read as follows:

                  2.15A "Company Matching Contribution Account" shall mean the Pre-2001 Company Matching Contribution Account and the Post-2000 Company Matching Contribution Account.

2.       Section 2.15B is added, to read as follows:

                  2.15B "Company Matching Contribution Account 1" shall mean the separate Account maintained for a Participant that contains the value of (1) one-hundred percent (100%) of the Company Matching Contributions made by the Employer under the Plan on or after January 1, 2001 and ending December 31, 2001 and the earnings (or losses) thereon, and (2) fifty percent (50%) of the Company Matching

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         Contributions made by the Employer under the Plan on or after
         January 1, 2002 and the earnings (or losses) thereon.

3.       Section 2.15C is added, to read as follows:

                  2.15C "Company Matching Contribution Account 2" shall mean the separate Account maintained for a Participant that contains the value of fifty percent (50%) of the Company Matching Contributions made by the Employer under the Plan on or after January 1, 2002 and the earnings (or losses) thereon.

4.       Section 2.15D is added, to read as follows:

                  2.15D "Company Stock" means the shares of common stock issued by Prudential Financial, Inc.

5.       Section 2.15E is added, to read as follows:

                  2.15E "Company Stock Fund" shall mean the Investment Fund consisting of Company Stock and short-term liquid investments necessary to satisfy the fund's cash needs. Such fund shall, from time to time, also include receivables for dividends or Company Stock sold and payables for Company Stock purchased.

6.       Section 2.30 is amended, to read as follows:

                  2.30 "Investment Fund(s)" shall mean the Company Stock Fund and one or more of the investment options, selected by the Investment Oversight Committee under Section 14.03, to which Participants, Beneficiaries, and alternate payees under QDROs may direct investment of amounts in their Plan Accounts.

7.       Section 2.38 is amended, to read as follows:

                  2.38 "Post-2000 Company Matching Contribution Account" shall mean the Company Matching Contribution Account 1 and the Company Matching Contribution Account 2.

8. Section 4.04(a) is amended by replacing the last sentence thereof with the following two sentences.

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         Fifty percent (50%) of Company Matching Contributions shall be credited to the Participant's Company Matching Contribution Account 1. The remaining fifty percent (50%) shall be credited to the Participant's Company Matching Contribution Account 2.

9.       New Section 4.04(c) is added, to read as follows:

                  (c) Company Matching Contributions credited to the Company Matching Contribution Account 2 shall be automatically invested in the Company Stock Fund.

10. Section 5.01 is amended by replacing the phrase "Post-2000 Company Matching Contribution Account" with the phrase "Company Matching Contribution Account 1, Company Matching Contribution Account 2."

11.      The second sentence of Section 8.01(a) is amended, to read as follows:

         Distributions shall be made (i) entirely in cash or (ii) if so elected by a Participant who receives a lump sum distribution pursuant to
         Section 8.02(a) or (d), the portion of the distribution from the Company Stock Fund entirely in Company Stock, provided that, fractional shares shall be distributed in cash rather than in Company Stock, and the remainder in cash.

12. Section 8.01(b) is amended by adding the following sentence to the end thereof:

         Withdrawals under this Section 8.01(b) shall be made (i) entirely in cash or (ii) if so elected by the individual who receives a lump sum distribution pursuant to Section 8.02(a) or (d), the portion of the withdrawal from the Company Stock Fund entirely in Company Stock, provided that fractional shares shall be distributed in cash rather than in Company Stock, and the remainder in cash.

13. The second to last paragraph of Section 8.04 is amended, to read as follows:

                  The Participant's Account balance at the time of his or her death will be distributed as a single sum unless the Beneficiary elects an optional form of distribution under Section 8.02, or elects to receive a partial distribution under Section 8.01(b), at the time the claim is submitted. Distributions shall be made (i) entirely in cash or
         (ii) if so elected by a Beneficiary who receives a single sum, the portion of the

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         distribution from the Company Stock Fund entirely in Company Stock, provided that, fractional shares shall be distributed in cash rather than in Company Stock, and the remainder in cash.

14.      The last sentence of Section 9.02(e) is amended, to read as follows:

         Distributions that commence under this Section 9.02(e) after 2001 shall be made in cash from the Participant's Accounts in the order specified in items (1) through (9) of Appendix C.

15.      The last sentence of Section 10.01 is amended, to read as follows:

         To the extent permitted under this Section 10.01, withdrawals shall be made in cash from the Participant's Accounts in the order specified in Appendix C.

16.      Section 10.02(b) is amended, to read as follows:

                  (b) To the extent permitted under this Section 10.02, withdrawals shall be made in cash from the Participant's Accounts in the order specified in Appendix C.

17.      The second sentence of Section 14.03(b) is amended, to read as follows:

         Except with respect to the Company Stock Fund, the Investment Oversight Committee shall select and monitor the performance of all Investment Funds and direct the exercise of voting or similar rights for any security held in the Plan Fund, unless responsibility for the management of such security is granted to an investment manager or delegated to another fiduciary by the Investment Oversight Committee under Section 14.04. The Company Stock Fund, as described by Section 2.15E, shall be available as an Investment Fund under the Plan and shall be voted or tendered in accordance with Section 14.12.

18.      Section 14.12 is added, to read as follows:

                  14.12    Company Stock.

                  (a)      Purchase of Company Stock. The Trustee shall purchase
                           -------------------------
         Company Stock for the Company Stock Fund in the open market or by private purchase, including purchase from an Affiliate (except to the extent that the Employer elects to contribute Company Stock to the

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         Plan). Any such purchase from an Affiliate shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100 share lot of Company Stock on the composite tape of New York Stock Exchange issued on the date of purchase.

                  (b) Voting Rights of Company Stock. All voting rights with
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         respect to shares of Company Stock held by the Plan shall be exercised by the Trustee in accordance with the timely directions of Participants, the Beneficiaries, or alternate payees under QDROs (collectively, the Participants, the Beneficiaries, and such alternate payees are "Eligible Voters"), as provided herein. Each Eligible Voter shall have the right to vote the number of shares of Company Stock credited to his or her Account (whether or not fully vested) and, unless the Eligible Voter objects as permitted in subsection (b)(2) below, a proportionate number of "Undirected Shares." For this purpose, Undirected Shares are shares of Company Stock for which the Trustee does not receive timely voting instructions from Eligible Voters, or which have not been allocated to a Participant's Account. Notwithstanding the foregoing, if more than 60% of the Eligible Voters object as permitted in subsection (b)(2) below, the Investment Oversight Committee shall obtain the services of an independent fiduciary to direct the Trustee with respect to the voting.

                           (1)  Application of Voting Instructions; General.
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         Except as provided under subsection (b)(2), timely voting instructions provided by each Eligible Voter to the Trustee shall apply to the number of shares of Company Stock credited to the Eligible Voter's Account and to a proportionate number of Undirected Shares; and, for this purpose, each Eligible Voter who provides instructions to the Trustee shall be a named fiduciary (within the meaning of Sections 402 and 403(a)(1) of ERISA) to the Plan with respect to the voting, but shall have no other fiduciary authority or responsibility under this Plan unless otherwise designated as a named fiduciary under another section of the Plan.

                           (2)  Right to Object.  Any Eligible Voter who
                                ---------------
         exercises in a timely manner his or her right to vote the shares of Company Stock credited to his or her Account may object to the application of his or her voting instructions to any Undirected Shares by providing timely notice to the Administrative Committee or its designee. An Eligible Voter who objects in a timely manner to the application of his or her voting instructions to Undirected Shares shall not be a named fiduciary of the Plan with respect to voting Undirected Shares. The

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          Administrative Committee shall establish reasonable procedures that allow Eligible Voters to notify the Administrative Committee or its designee in a timely manner of the Eligible Voter's objection hereunder.

                           (3) Notice to Eligible Voters. Before each annual or
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         special meeting of the shareholders of Prudential Financial, Inc., the
         Administrative Committee shall cause to be sent to each Eligible Voter the proxy materials and any other information provided to Prudential Financial, Inc.'s shareholders in connection with such annual or special meeting, together with a form requesting voting instructions and describing the procedure by which an Eligible Voter may object in a timely manner to the application of his or her voting instructions to Undirected Shares. The materials sent to Eligible Voters shall include a notice explaining that: (a) each Eligible Voter's timely voting instructions to the Trustee shall be effective with respect to the number of shares of Company Stock credited to his or her Account, (b) unless the Eligible Voter objects in a timely manner to the application of his or her voting instructions to Undirected Shares in accordance with the procedure explained in the notice, the Eligible Voter's voting instructions to the Trustee shall apply to a pro rata portion of Undirected Shares, (c) each Eligible Voter who provides voting instructions to the Trustee shall be a named fiduciary of the Plan with respect to the shares of Company Stock voted in accordance with his or her voting instructions, and (d) if the Eligible Voter fails to timely provide voting instructions to the Trustee, the Trustee shall vote the shares of Company Stock credited to his or her Account in accordance with the directions of those Eligible Voters who submit timely instructions to the Trustee and who have not objected in a timely manner to the application of their voting instructions to Undirected Shares.

                           (4) Voting; Confidentiality. Upon receipt of timely
                               -----------------------
         instructions from Eligible Voters, the Trustee shall vote the shares of Company Stock credited to the Eligible Voter's Account (whether or not fully vested) as directed by him or her. The Trustee shall vote Undirected Shares in the same proportion on each issue as it votes shares of Company Stock for which instructions are received in a timely manner from Eligible Voters who do not object in a timely manner to the application of their voting instructions to a proportionate number of the Undirected Shares. Except as required by applicable law, instructions received by the Trustee from Eligible Voters shall be

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          held in confidence and shall not be divulged or released to any person, including officers or employees of an Affiliate.

                  (c)      Tender or Similar Offers.

                           (1) General. Notwithstanding the foregoing, in the
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         event of a tender offer by any party other than an Affiliate for shares of Company Stock or in the event of any similar event to effect a change in control (as hereinafter defined) of Prudential Financial, Inc. by a sale or exchange of Company Stock, each Eligible Voter shall have the right to instruct the Trustee in a timely manner with respect to the number of shares of Company Stock credited to his or her Account (whether or not fully vested). Each Eligible Voter shall be a named fiduciary (within the meaning of Sections 402 and 403(a)(1) of ERISA) of the Plan with respect to the exercise of his or her rights in a tender offer or in any similar event to effect a change in control (as hereinafter defined) of Prudential Financial, Inc. by a sale or exchange of Company Stock, but shall have no other fiduciary authority or responsibility under this Plan unless otherwise designated as a named fiduciary under another section of this Plan.

                           (2) Notice. In the event of a tender offer by any
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         party other than an Affiliate for shares of Company Stock or in the event of any similar event to effect a change in control (as hereinafter defined) of Prudential Financial, Inc. by a sale or exchange of Company Stock, the Administrative Committee shall cause to be sent to each Eligible Voter a form requesting instructions as to whether the Company Stock should be tendered pursuant to the offer or sold or exchanged pursuant to any similar attempt to effect such a change in control and together with a notice explaining that: (a) the Eligible Voter's timely instructions shall be effective with respect to the number of shares of Company Stock credited to his or her Account,
         (b) each Eligible Voter shall be a named fiduciary of the Plan with respect to the number of shares of Company Stock credited to the Eligible Voter's Account, and (c) an Eligible Voter's failure to respond to a request for instructions shall be treated as an instruction to not tender or to not so sell or exchange, as the case may be. At or prior to the time the Administrative Committee causes such request for instructions to be sent to each Eligible Voter, it shall distribute or cause to be distributed to each Eligible Voter copies of any materials required to be distributed to each shareholder of Prudential Financial, Inc. by the Securities and Exchange Commission or by any other appropriate regulatory body in connection with the tender offer or similar attempt to effect a change of control.

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                           (3) Response to Tender or Similar Offer;
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         Confidentiality. Upon timely receipt of instructions from the Eligible
         ---------------
         Voters, the Trustee shall tender or take other action with respect to the shares of Company Stock credited to each Eligible Voter's Account as directed by him or her. To the extent that Eligible Voters do not provide instructions with respect to the number of shares of Company Stock credited to his or her Account, the Trustee shall not tender or sell or exchange such shares of Company Stock. Except as required by law, instructions received by the Trustee from Eligible Voters shall be held in confidence and shall not be divulged or released to any person, including officers or employees of an Affiliate.

                           (4) Change in Control. For purposes of this
                               -----------------
         subsection 14.12(c), a change in control of Prudential Financial, Inc. shall mean the accumulation by any individual, firm, corporation or other entity (other than an Affiliate or by any employee benefit plan maintained by an Affiliate), singly or in combination with any associates or affiliates, of the beneficial ownership of more than twenty percent (20%) of the outstanding shares of capital stock of Prudential Financial, Inc. authorized to be issued from time to time under its Certificate of Incorporation.

                           (5) Tender or Similar Offer Proceeds Fund. Any
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         proceeds from the tender or the sale or exchange of Company Stock pursuant to subsection 14.12(c)(3) hereof shall be held in a Tender Offer Proceeds Fund. Such fund shall be invested in such manner as the Investment Oversight Committee, in its sole discretion, determines.

                  (d) Dividends and Other Income on Company Stock. All dividends
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         and other income credited to the Company Stock Fund shall be allocated to all individuals with an Account balance in the Company Stock Fund when such amounts are received to the Plan. However, if the Company Stock Fund has been terminated, such dividends and other income shall be allocated in accordance with Section 7.02.

                  (e) Confidentiality. Except as required by applicable law,
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         information relating to the purchase, holding and sale of the Company
         Stock and the exercise of voting, tender and similar rights with respect to the Company Stock by Participants, Beneficiaries and alternate payees under QDROs shall be held in confidence and shall not be divulged or released to any person, including officers or employees of an Affiliate. The Administrative Committee shall ensure that sufficient

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          procedures are maintained to safeguard the confidentiality of such information and shall monitor compliance with such procedures. In any situation which the Administrative Committee determines has a potential for undue Employer influence upon the direct or indirect purchase, holding and sale of the Company Stock or exercise of voting, tender and similar rights by Participants, Beneficiaries, or alternate payees under QDROs, the Administrative Committee shall appoint an independent Plan fiduciary to review the sufficiency of, and monitor compliance with, such procedures. In the case of a tender or similar offer, the Administrative Committee shall appoint such an independent fiduciary. For purposes of this paragraph, a fiduciary is not independent if the fiduciary is affiliated with the plan sponsor as described in Section 14.01.

19.      The third sentence of Section 15.01 is amended to read as follows:

         These trust accounts or mutual funds may include accounts or funds sponsored by Prudential or an affiliate of Prudential, and shall include the Company Stock Fund; these insurance contracts may include contracts issued by Prudential or an affiliate of Prudential, and may provide for the investment of some or all of the Plan Fund in one or more separate accounts maintained by Prudential or an affiliate of Prudential.

20.      Section 15.02(a) is amended, to read as follows:

                           (a) Investment Directions. Except as otherwise
                               ---------------------
         provided in Section 15.03, each Participant, Beneficiary, and alternate payee under a QDRO may direct the investment of his or her Accounts in one or more of the Investment Funds offered under the Plan. Amounts received in repayment of a Participant's loan shall be invested according to procedures developed by the Administrative Committee as in effect from time to time. Except as otherwise provided in Section 4.04(c), if a Participant, Beneficiary, or alternate payee under a QDRO does not provide directions with respect to any portion of the Plan Fund, the undirected amounts shall be invested in an Investment Fund providing a fixed rate of return, unless otherwise specified by the Investment Oversight Committee.

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21.      Section 15.02(b) is amended, to read as follows:

                           (b) Investment Funds. The Investment Oversight
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         Committee may, upon consultation with and advance notice to the
         Administrative Committee, add, substitute, or delete any of the Investment Funds, other than the Company Stock Fund. If any existing Investment Fund is deleted, the Investment Oversight Committee shall provide the Administrative Committee with instructions regarding the reinvestment of amounts previously allocated to the deleted Investment Fund.

22.      Section 15.03 is amended, to read as follows:

                  15.03 Procedures for Participant Elections and Directions. All Participant elections and directions under the terms of the Plan shall be made in accordance with rules and procedures prescribed by the Administrative Committee. Subject to the rules and procedures established by the Administrative Committee --

                           (a) Participants, Beneficiaries, and alternate payees under QDROs may direct the transfer of accumulated Accounts between Investment Funds and such transfers shall become effective as of the Valuation Date that occurs as soon as administratively practicable following such direction, unless otherwise specified by the Administrative Committee;

                           (b) Participants may elect to change investment allocations of future After-Tax Contributions, Before-Tax Contributions, and the Company Matching Contributions credited to the Company Matching Contribution Account 1 and such investment allocations shall become effective as of the pay period that occurs as soon as administratively practicable following such election;

                           (c) Covered Employees may direct the investment of Rollover Contributions made in accordance with Section 4.06; and

                           (d) Company Matching Contributions credited to the Company Matching Contribution Account 2 shall be automatically invested in the Company Stock Fund. Thereafter, the amounts held in the Company Matching Contribution Account 2 may be invested, if so elected by the Participant, in any of the Investment Funds.

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                  To the extent any individual fails to provide the
         Administrative Committee with an election or direction in good order in accordance with the rules and procedures established by the Administrative Committee, the individual's most recent election or direction shall remain effective. The Administrative Committee may decline to implement investment instructions where it deems appropriate, including without limitation, those that may result in a prohibited transaction under ERISA Section 406 or Code Section 4975, generate income that would be taxable to the Plan or Trust, violate applicable federal securities laws, or Prudential Financial, Inc.'s policies regarding compliance with such laws.

                  Notwithstanding any other Plan provision to the contrary, the Administrative Committee may adopt administrative procedures designed to ensure that transactions resulting in Participant elections and directions do not violate applicable federal securities laws, or Prudential Financial, Inc.'s policies regarding compliance with such laws.

23. Items 7 and 8 of Appendix C are replaced with the following items 7, 8 and 9, to read as follows:


                  (7)      seventh, from earnings on Before-Tax Contributions;

                  (8) eighth, from the vested Company Matching Contribution Account 1; and

                  (9) ninth, from the vested Company Matching Contribution Account 2.


         IN WITNESS WHEREOF, the undersigned hereby executes this Second Amendment to the Plan this 4th day of December, 2001.



                                    ----------------------------------------
                                    Michele S. Darling
                                    Executive Vice President of Human Resources

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